Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

Prudential World Fund, Inc.

- Dryden International Value Fund and Dryden International Equity Fund:

We consent to the use of our reports incorporated by reference herein and to the references to our firm under the headings Financial Highlights in the prospectuses and Other Service Providers and Financial Statements in the statement of additional information.

KPMG LLP

New York, New York

December 29, 2008